Exhibit 99.1

Lightning eMotors Reports Financial Results for Second Quarter 2021

– Record 2Q Revenue of $5.9 Million, Compared to $0.9 Million For The Prior-Year Period, Increasing 580% Year-Over-Year

Sales of 37 Zero Emission Vehicles and Powertrain Systems, Increasing Over 300% Year-Over-Year

– Announced Strategic Partnership with Forest River Valued Up To $850M–

LOVELAND, Colo., August 16, 2021 – Lightning eMotors, Inc. (“Lightning eMotors”, “Lightning”, or the “Company”), a leading provider of commercial electric vehicles for fleets, today announced consolidated results for the second quarter ending June 30, 2021.

Tim Reeser, chief executive officer of Lightning eMotors said, “Lightning’s record second quarter performance reflects our strong Q1 momentum with robust vehicle sales and revenue growth. Customer demand is growing, as demonstrated by our strategic partnership with Forest River for up to 7,500 vehicles and associated charging infrastructure products and services with up to $850 million of revenue. We are excited about the significant opportunity ahead.”

Reeser continued, “In Q2 we were able to mitigate several supply chain constraints and sell 37 vehicles and powertrain systems.  Our Q2 revenue was constrained by supply chain challenges, which we are now working to remedy through the addition of new suppliers. Notably, we are in the final stages of negotiations and technical integration and validation with one of the largest worldwide battery suppliers, which we believe will mitigate our supply constraints in 2022.  Further, with the design of our first purpose-built chassis, we have a path for addressing the industry chassis shortage with our own Lightning-branded stripped chassis and cab-chassis products. While 2021 has been a challenging year, we are thrilled with the demand outlook.  Importantly, while we are seeing orders being pushed to 2022 due to unexpected chassis production disruptions and Delta variant-related delays, none of those orders have been cancelled.  Further we are taking decisive action to help address the supply chain issues which we believe will allow us to fulfill customer demand and drive substantial vehicle sales and revenue growth in the years ahead.”

Key Company Highlights

Lightning recently announced a strategic customer relationship with Forest River.  We continue to develop relationships with other leading vocational vehicle OEMs and suppliers:

●	Lightning eMotors and Forest River Inc. Reach Multiyear Agreement for up to $850M in Zero-Emission Bus Technology Plus Charging Products and Services
●	Lightning eMotors and REV Group Subsidiary to Produce Electric Ambulances
●	DHL Express To Deploy Nearly 100 Lightning eMotors Electric Vans

Lightning eMotors is a leading electric vehicle designer and manufacturer, providing complete electrification solutions for commercial fleets, including Class 3 cargo vans, refrigerated vans, passenger vans, and ambulances, Class 6 work trucks, and Class 7 city buses. The Company is committed to eradicating commercial fleet emissions, one of the top contributors of greenhouse gas emissions in the transportation sector, by providing a full suite of zero emission Class 3 to 7 battery electric vehicles, fuel cell electric vehicles and infrastructure solutions to commercial fleet customers. Our ongoing focus has been on reducing emissions and improving energy efficiency.

Second Quarter 2021 Financial Results

Revenues were $5.9 million, compared to $0.9 million for the prior-year period.  This represents an increase of 580% year-over-year, primarily driven by record sales of 36 complete commercial electric vehicles and one powertrain system, compared to the sale of nine complete commercial electric vehicles in the prior year period.

Gross loss was $1.1 million compared to $0.6 million in the prior-year period. Gross margin improved to
-19.0% from -63.4% in the prior year period. The improvement in gross margin was largely driven by an increase in revenues, improved product mix, fixed cost leverage, and reductions in direct manufacturing cost through technology and process improvements.

Operating expenses were $16.8 million compared to $2.2 million in the prior-year period.  This is primarily due to non-recurring expenses related to the business combination with GigCapital3, new public company costs, and increased payroll expense due to higher headcount in administration and sales to support the growing sales, backlog and production.

Loss from operations was $17.9 million, compared to $2.7 million during the same period in the prior year.

Net loss was $46.1 million, compared to net loss of $2.8 million during the prior-year period. Basic and diluted net loss per share was $0.79, compared to $0.10 in the prior year period.

Adjusted loss from operations was $8.7 million, compared to $2.7 million during the same period in the prior year. Adjusted net loss was $12.6 million and $2.8 million during the same period in the prior year. Adjusted loss from operations and adjusted net loss are non-GAAP measures. See explanatory language and reconciliation to the GAAP measures below.

First Six Months 2021 Financial Results

Revenues were $10.5 million, compared to $1.6 million for the prior-year period, an increase of 571% year-over-year.  This was primarily driven by record sales of 67 complete commercial electric vehicles and 2 powertrain systems compared to the sale of 10 complete commercial electric vehicles and 5 powertrain systems in the prior year period. Revenue was broad based, stemming from a variety of segments including, Class 3 cargo vans and shuttle buses, Class 3 ambulances, Class 3 refrigerated vans, Class 4 Cargo trucks and shuttles buses, Class 5 shuttle buses, Class 3 and 4 powertrains for repower and new OEM applications, telematics and analytics subscriptions, and charging systems and accessories.

Gross loss was $1.9 million compared to $0.7 million in the prior year period. Gross margin improved to
-17.6% from -45.3% in the prior year period. The improvement in gross margin was largely driven by an increase in revenues, improved product mix, fixed cost leverage, and reductions in direct manufacturing cost through technology and process improvements.

Operating expenses were $21.3 million compared to $4.7 million during the same period in the prior year, primarily due to the increase in non-recurring expenses related to the business combination with GigCapital3, and increased payroll expense due to higher headcount in administration and sales to support the growing sales, backlog and production.

Loss from operations was $23.2 million, compared to $5.4 million during the same period in the prior year.

Net loss was $73.5 million, compared to net loss of $5.6 million during the same period in the prior year. Basic and diluted net loss per share was $1.60, compared to $0.20 in the prior year period.

Adjusted loss from operations was $13.9 million, compared to $5.4 million during the same period in the prior year. Adjusted net loss was $19.4 million and $5.8 million during the same period in the prior year. Adjusted loss from operations and adjusted net loss are non-GAAP measures. See explanatory language and reconciliation to the GAAP measures below.

We ended the quarter with $201.9 million in cash and cash equivalents on the balance sheet.

Backlog and Awarded Orders

As of June 30, 2021, the Company had an order backlog including full vehicle powertrain system conversions, powertrain systems to be sold directly to customers, and charging systems of approximately 1,600 units valued at $168.4 million, up 508% and 502%, respectively, from the prior year period. The increase in backlog orders reflects continued robust demand for the Company’s vehicle conversions, powertrain systems, analytics, and telematics subscriptions, charging and energy systems, and accessories.

The Company’s sales pipeline remains strong at $1,290 million and is expected to grow further in 2021 due to favorable news at the local, state and federal level that suggests broad support for commercial fleet electrification, as well as an expanding sales force.  Sales pipeline may not be indicative of future sales and can vary significantly from period to period.

Guidance

Primarily because of unexpected chassis production disruptions and Delta-variant surges, Lightning is withdrawing its prior guidance for the 2021 year.  Although the Company no longer expects to meet full year guidance and is only providing guidance for one quarter out at this time, no orders have been cancelled and the Company expects to fulfill those orders in future quarters. Based on current business conditions, business trends and other factors, for the quarter ending September 30, 2021, the Company expects:

●	Revenues of $4 million to $6 million.
●	Vehicle and powertrain sales of 28 units to 40 units.
●	Loss from operations of $12.5 million to $13.6 million.
●	Adjusted loss from operations of $12 million to $13 million.

Webcast and Conference Call Information

Company management will host a webcast and conference call on August 16, 2021, at 5:00 p.m. Eastern Time, to discuss the Company's financial results.

Interested investors and other parties can listen to a webcast of the live conference call and access the Company’s first quarter update presentation by logging onto the Investor Relations section of the Company's website at https://ir.lightningemotors.com/.

The conference call can be accessed live over the phone by dialing 1-877-407-9039 (domestic) or +1-201-689-8470 (international). A telephonic replay will be available approximately two hours after the call by dialing 1-844-512-2921, or for international callers, 1-412-317-6671. The conference ID for the live call and pin number for the replay is 13721941. The replay will be available until 11:59 p.m. Eastern Time on August 30, 2021.

About Lightning eMotors

Lightning eMotors has been providing specialized and sustainable fleet solutions since 2009, deploying complete zero-emission-vehicle (ZEV) solutions for commercial fleets since 2018 – including Class 3 cargo and passenger vans, Class 4 and 5 cargo vans and shuttle buses, Class 6 work trucks, school buses, Class 7 city buses, and Class A motor coaches. The Lightning eMotors’ team designs, engineers, customizes, and manufactures zero-emission vehicles to support the wide array of fleet customer needs including school buses and ambulances, with a full suite of control software, telematics, analytics, and charging solutions to simplify the buying and ownership experience and maximize uptime and energy efficiency. Lightning eMotors also offers charging technologies and “Charging as a Service” (CaaS) to commercial and government fleets via its Lightning Energy division. To learn more, visit https://lightningemotors.com.

Investor Relations Contact:

1-800-223-0740

ir@lightningemotors.com

News Media Contact:

1-800-223-0740

pressrelations@lightningemotors.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of U.S. federal securities laws. Such forward-looking statements include, but are not limited to, statements regarding the financial statements of Lightning eMotors, its product and customer developments, its expectations, hopes, beliefs, intentions, plans, prospects or strategies regarding the future revenues and expenses, its expectations regarding the availability and timing of components and supplies and the business plans of Lightning eMotors’ management team. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this press release are based on certain assumptions and analyses made by the management of Lightning eMotors considering their respective experience and perception of historical trends, current conditions and expected future developments and their potential effects on Lightning eMotors as well as other factors they believe are appropriate in the circumstances. There can be no assurance that future developments affecting Lightning eMotors will be those anticipated. These forward-looking statements contained in this press release are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause actual results or outcomes to be materially different from any future results or outcomes expressed or implied by the forward-looking statements. These risks, uncertainties, assumptions and other factors include, but are not limited to: (i) those related to our operations and business and financial performance; (ii) our ability to have access to an adequate supply of motors, chassis and other critical components for our vehicles on the timeline we expect (iii) our ability to attract and retain customers; (iv) our ability to up-sell and cross-sell to customers; (v) the success of our customers' development programs which will drive future revenues; (vi) our ability to execute on our business strategy; (vii) our ability to compete effectively; (viii) our ability to manage growth; (ix) the ability of the Company to maintain the New York Stock Exchange’s listing standards, (x) the potential severity, magnitude and duration of the COVID-19 pandemic as it affects our business operations, global supply chains, financial results and position and on the U.S. and global economy; (xi) current market conditions and federal, state, and local laws, regulations and government incentives, particularly those related to the commercial electric vehicle market; (xii) the volatility in the price of our securities due to a variety of factors, including changes in the competitive industries in which the Company operates, variations in operating performance across competitors, changes in laws and regulations affecting the Company’s business and changes in the capital structure; (xiii) planned and potential business or asset acquisitions or combinations; (xiv) the size and growth of the markets in which we operate; (xv) the mix of products utilized by the Company’s customers and such customers’ needs for these products; (xvi) market acceptance of new product offerings; and (xvii) our funding and liquidity plans. Moreover, we operate in a competitive and rapidly changing environment, and new risks may emerge from time to time. You should not put undue reliance on any forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all. Should one or more of these risks or uncertainties materialize or should any of the assumptions being made prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether because of new information, future events or otherwise, except as may be required under applicable securities laws.

Lightning eMotors, Inc.

Consolidated Statements of Operations

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenues	$5,923	$871	$10,514	$1,566
Cost of revenues	7,048	1,423	12,366	2,275
Gross loss	(1,125)	(552)	(1,852)	(709)
Operating expenses
Research and development	743	212	1,391	455
Selling, general and administrative	16,026	1,966	19,946	4,215
Total operating expenses	16,769	2,178	21,337	4,670
Loss from operations	(17,894)	(2,730)	(23,189)	(5,379)
Other expenses
Interest expense	3,940	46	5,551	380
Loss (gain) from change in fair value of warrant liabilities	7,596	(4)	28,135	(170)
Loss from change in fair value of derivative	4,267	—	4,267	—
Loss from change in fair value of earnout liability	12,376	—	12,376	—
Other income, net	(15)	—	(24)	(1)
Total other expenses	28,164	42	50,305	209
Net loss	$(46,058)	$(2,772)	$(73,494)	$(5,588)
Net loss per share	$(0.79)	$(0.10)	$(1.60)	$(0.20)
Weighted-average shares outstanding, basic and diluted	58,560,928	28,972,560	45,924,405	28,153,498

Lightning eMotors, Inc.

Consolidated Balance Sheets

(in thousands, except share data)

	June 30,	December 31,
	2021	2020
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$201,890	$460
Accounts receivable, net	8,438	4,122
Inventories	9,125	5,743
Prepaid expenses and other current assets	7,159	3,999
Total current assets	226,612	14,324
Property and equipment, net	3,710	2,615
Operating lease right-of-use asset	8,999	7,881
Other assets	145	45
Total assets	$239,466	$24,865
Liabilities and stockholders’ equity (deficit)
Current liabilities
Accounts payable	$3,005	$2,599
Accrued expenses and other current liabilities	4,637	2,890
Warrant liability	1,508	21,155
Current portion of long-term debt	—	7,954
Current portion of long-term debt - related party	—	6,225
Current portion of operating lease obligation	2,100	1,769
Current portion of finance lease obligation	—	54
Total current liabilities	11,250	42,646
Long-term debt, convertible note net of debt discount	64,634	—
Long-term debt, net of current portion and debt discount - related party	2,952	1,649
Operating lease obligation, net of current portion	8,441	7,265
Derivative liability	21,330	—
Earnout liability	91,337	—
Total liabilities	199,944	51,560
Commitments and contingencies (Note 14)
Stockholders’ equity (deficit)
Preferred stock, par value $.0001, 1,000,000 shares authorized no shares issued and outstanding as of June 30, 2021 and December 31, 2020	—	—
Common stock, par value $.0001, 250,000,000 shares authorized as of June 30, 2021 and December 31, 2020; 73,248,111 and 32,949,507 shares issued and outstanding as of June 30, 2021 and December 31, 2020	7	3
Additional paid-in capital	193,804	54,097
Accumulated deficit	(154,289)	(80,795)
Total stockholders’ equity (deficit)	39,522	(26,695)
Total liabilities and stockholders’ equity (deficit)	$239,466	$24,865

Lightning eMotors, Inc.

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Six Months Ended
	June 30,
	2021	2020
Cash flows from operating activities
Net loss	$(73,494)	$(5,588)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	350	169
Provision for doubtful accounts	142	—
Gain on disposal of fixed asset	(9)	—
Change in fair value of warrant liability	28,135	(170)
Change in fair value of earnout liability	4,267	—
Change in fair value of derivative liability	12,376	—
Stock-based compensation	196	6
Amortization of debt discount	2,522	7
Non-cash impact of operating lease right of use lease asset	1,224	541
Issuance of common stock warrants for services performed	433	—
Changes in operating assets and liabilities that (used) provided cash:
Accounts receivable	(4,458)	(306)
Inventories	(3,382)	(1,529)
Prepaid expenses and other current assets and other assets	(8,775)	680
Accounts payable	562	(299)
Accrued expenses and other current liabilities	7,134	448
Net cash used in operating activities	(32,777)	(6,041)
Cash flows from investing activities
Purchase of property and equipment	(1,445)	(1,077)
Proceeds from disposal of property and equipment	9	—
Net cash used in investing activities	(1,436)	(1,077)
Cash flows from financing activities
Proceeds from term loan and working capital facility	—	1,000
Proceeds from convertible notes payable, net of issuance costs paid	95,000	3,000
Proceeds from Business combination and PIPE Financing, net of issuance costs paid	142,796	—
Proceeds from facility borrowings	7,000	—
Repayments of facility borrowings	(11,500)	—
Proceeds as part of a redemption of convertible notes payable and Series C redeemable convertible preferred stock and warrants	—	3,000
Proceeds from the exercise of Series C redeemable convertible preferred warrants	3,100	—
Proceeds from exercise of common warrants	157	—
Proceeds from issuance of Series C convertible preferred stock	—	225
Payments on operating lease obligation	(897)	—
Payments on finance lease obligations	(54)	(19)
Proceeds from exercise of stock options	41	—
Net cash provided by financing activities	235,643	7,206
Net increase in cash	201,430	88
Cash - Beginning of year	460	1,297
Cash - End of period	$201,890	$1,385
Supplemental cash flow information - Cash paid for interest	$1,649	$187
Significant noncash transactions
Earnout liability at inception	$78,960	$—
Warrant liability at inception	1,253	—
Derivative liability at inception	17,063	—
Conversion of convertible notes for common stock	9,679	—
Conversion of warrant liabilities for common stock	37,580	—
Conversion of convertible notes payable into Series C redeemable convertible preferred stock	—	3,000

Non-GAAP Financial Measures

In addition to our results determined in accordance with GAAP, we believe the following non-GAAP measures are useful in evaluating our operational performance. We use the following non-GAAP financial information among other operational metrics to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors in assessing our operating performance.

Because of these limitations described below, adjusted loss from operations and adjusted net loss should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using adjusted loss from operations and adjusted net loss on a supplemental basis.  You should review the reconciliation of adjusted loss from operations and adjusted net loss below and not rely on any single financial measure to evaluate our business.

Adjusted Loss from Operations

Adjusted loss from operations is defined as loss from operations before stock-based compensation and other non-recurring costs determined by management, such as Business Combination related expenses. Adjusted loss from operations is intended as a supplemental measure of our performance that is neither required by, nor presented in accordance with, GAAP. We believe that using adjusted loss from operations provides an additional tool for investors to use in evaluating ongoing operating results and trends while comparing our financial measures with those of comparable companies, which may present similar non-GAAP financial measures to investors. However, you should be aware that when evaluating adjusted loss from operations we may incur future expenses similar to those excluded when calculating these measures. In addition, our presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Our computation of adjusted loss from operations may not be comparable to other similarly titled measures computed by other companies, because all companies may not calculate adjusted loss from operations in the same fashion.

Adjusted Net Loss

Adjusted net loss is defined as net loss adjusted for stock-based compensation expense; gains or losses related to the change in fair value of warrant, derivative and earnout share liabilities; and certain other non-recurring costs determined by management, such as Business Combination related expenses. Adjusted net loss is intended as a supplemental measure of our performance that is neither required by, nor presented in accordance with, GAAP. We believe that using adjusted net loss provides an additional tool for investors to use in evaluating [ongoing operating results and trends] while comparing our financial measures with those of comparable companies, which may present similar non-GAAP financial measures to investors. However, you should be aware that when evaluating adjusted net loss we may incur future expenses similar to those excluded when calculating these measures. In addition, our presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Our computation of adjusted net loss may not be comparable to other similarly titled measures computed by other companies, because all companies may not calculate adjusted net loss in the same fashion.

The following table reconciles loss from operations to adjusted loss from operations for the three and six months ended June 30, 2021 and 2020:

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

	(dollar amounts in thousands)
Loss from operations	$(17,894)	$(2,730)	$(23,189)	$(5,379)
Adjustments:
Stock-based compensation	128	3	196	6
Business Combination expense	9,098	—	9,098	—
Adjusted loss from operations	$(8,668)	$(2,727)	$(13,895)	$(5,373)

The following table reconciles net loss to adjusted net loss for the three and six months ended June 30, 2021 and 2020:

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net Loss	$(46,058)	$(2,772)	$(73,494)	$(5,588)
Adjustments:
Stock-based compensation	128	3	196	6
Business Combination expense	9,098	-	9,098	-
Loss (gain) from change in fair value of warrant liabilities	7,596	(4)	28,135	(170)
Loss from change in fair value of derivative	4,267	-	4,267	-
Loss from change in fair value of earnout liability	12,376	-	12,376	-
Adjusted net loss	$(12,593)	$(2,773)	$(19,422)	$(5,752)

Risk Factor Summary

This summary should be read in conjunction with the forward-looking statements contained herein and should not be relied upon as an exhaustive summary of the material risks we face.

Risks Related to Our Business and Industry

●	We are an early stage company with a history of losses, and expect to incur significant expenses and continuing losses for the foreseeable future.
●	Our financial results may vary significantly from period to period due to fluctuations in our operating costs and other factors.
●	Our operating and financial results forecast relies in large part upon assumptions and analyses developed by our management. If these assumptions or analyses prove to be incorrect, our actual operating results may be materially different from our forecasted results.
●	We may be unable to adequately control the costs associated with our operations.
●	If any of our suppliers become economically distressed or go bankrupt, we may be required to provide substantial financial support or take other measures to ensure supplies of components or materials, which could increase our costs, affect our liquidity or cause production disruptions, remain available.
●	We have been, and may in the future be, adversely affected by the global COVID-19 pandemic, the duration and economic, governmental and social impact of which is difficult to predict, which may significantly harm our business, prospects, financial condition and operating results.
●	Our business model has yet to be tested and any failure to commercialize our strategic plans would have a material adverse effect on our operating results and business, harm our reputation and could result in substantial liabilities that exceed our resources.
●	Our limited operating history makes evaluating our business and future prospects difficult.
●	Our business plans require a significant amount of capital. We expect to need to raise additional funds and these funds may not be available to us when we need them. If we cannot raise additional funds when we need them, our operations and prospects could be negatively affected.
●	We rely on Hybrid and Zero-Emission Truck and Bus Voucher Incentive Project (“HVIP”) for a large portion of our revenues, and the failure to effectively execute the HVIP could have a material adverse impact on our business, financial condition and results of operations.
●	Increased interest and potential competition in our market from traditional OEMs may reduce our market share and could negatively impact our business and prospects.
●	Our EVs make use of lithium-ion battery cells, which, if not appropriately managed and controlled, have occasionally been observed to catch fire or vent smoke and flames. If such events occur in our EVs, we could face liability associated with our warranty, for damage or injury, adverse publicity and a potential safety recall, any of which would adversely affect our business, prospects, financial condition and operating results.

●	Our Lightning Charging service, which, if not appropriately managed and controlled, can cause damage or injury, adverse publicity and a potential safety recall, any of which would adversely affect our business, prospects, financial condition and operating results
●	We and our independent registered public accounting firm have identified material weaknesses in our internal control over financial reporting. If we are unable to remedy these material weaknesses, or if we fail to establish and maintain effective internal controls, we may be unable to produce timely and accurate financial statements, and we may conclude that our internal control over financial reporting is not effective, which could adversely impact investors’ confidence and our stock price.
●	The performance characteristics of our electrified powertrain solutions, including fuel economy and emissions levels, may vary, including due to factors outside of our control.
●	If we fail to manage our growth effectively, including failing to attract and integrate qualified personnel, we may not be able to develop, produce, market and sell our electrified powertrain solutions successfully.
●	We, our outsourcing partners, and our suppliers may rely on complex machinery for our production, which involves a significant degree of risk and uncertainty in terms of operational performance and costs.
●	We are dependent on our suppliers, some of which are single or limited source suppliers, and the inability of these suppliers to deliver the necessary components of our vehicles at prices and volumes, and specifications acceptable to us could have a material adverse effect on our business, prospects, financial condition and operating results.
●	Our future growth and success is dependent upon consumers’ willingness to adopt electric and ZEV and specifically our vehicles. We operate in the automotive industry, which is generally susceptible to cyclicality and volatility.
●	We may fail to attract new customers in sufficient numbers or at sufficient rates or at all or to retain existing customers.
●	If we are unable to establish and maintain confidence in our long-term business prospects among customers and analysts within our industry or we become subject to negative publicity, then our financial condition, operating results, business prospects and access to capital may suffer materially.
●	If we fail to manage our future growth effectively, we may not be able to market and sell our ZEVs and electric powertrains successfully.
●	Our business and prospects depend significantly on our ability to build our brand. We may not succeed in continuing to establish, maintain and strengthen our brand and reputation could be harmed by negative publicity regarding us or our ZEVs.
●	We may experience significant delays in the design, manufacture, launch and financing of our ZEVs and electric powertrains, which could harm our business and prospects.
●	We will rely on complex machinery for our operations and our production involves a significant degree of risk and uncertainty in terms of operational performance and costs.

●	Amounts included in backlog may not result in actual revenue and are an uncertain indicator of our future earnings.
●	If our ZEV medium-duty trucks fail to perform as expected, our ability to develop, market and sell or lease our alternative fuel and electric trucks could be harmed.
●	Although we are one of the first companies to bring electric powertrains for medium- duty vehicles to market, competitors have already displayed prototypes similar to ours and may enter the market and compete for market share.
●	Developments in alternative technology improvements in the internal combustion engine may adversely affect the demand for our products.
●	We have limited experience servicing our vehicles. If we are unable to address the service requirements of our customers, our business will be materially and adversely affected.

Risks Related to Ownership of Our Common Stock

●	Concentration of ownership among our existing executive officers, directors and their affiliates may prevent new investors from influencing significant corporate decisions.
●	We do not expect to declare any dividends in the foreseeable future.
●	If we do not maintain a current and effective prospectus relating to the Common Stock issuable upon exercise of the warrants, holders will only be able to exercise such warrants on a “cashless basis.”
●	The market price of our securities may fluctuate and may decline.